                                                                      EXHIBIT 99

                                 AGREEMENT AND

                                 PLAN OF MERGER



                                  by and among



                           GRAPHIC INDUSTRIES, INC.,


                            THE LITHOPRINT COMPANY,


                               LITHOIMAGE, INC.,


                           LITHO ACQUISITION COMPANY,


                              THE STOCKHOLDERS OF
                             THE LITHOPRINT COMPANY


                                      and


                      THE STOCKHOLDERS OF LITHOIMAGE, INC.




                                  JULY 1, 1997

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE 1        DEFINITIONS..............................................   1

  Section 1.1    "AAA"....................................................   1
  Section 1.2    "Acquisition Corp."......................................   1
  Section 1.3    "Act"....................................................   1
  Section 1.4    "Agreement"..............................................   1
  Section 1.5    "Area"...................................................   1
  Section 1.6    "Articles of Merger".....................................   2
  Section 1.7    "Audited Balance Sheet"..................................   2
  Section 1.8    "Audited Net Book Value..................................   2
  Section 1.9    "Authorizations".........................................   2
  Section 1.10   "Cash Consideration".....................................   2
  Section 1.11   "Claim Notice"...........................................   2
  Section 1.12   "Closing"................................................   2
  Section 1.13   "Closing Date"...........................................   2
  Section 1.14   "Code"...................................................   2
  Section 1.15   "Commission".............................................   2
  Section 1.16   "Competing Business".....................................   2
  Section 1.17   "Contracts"..............................................   2
  Section 1.18   "Damages"................................................   2
  Section 1.19   "Deliverable Consideration"..............................   2
  Section 1.20   "Deliverable Stock Consideration"........................   2
  Section 1.21   "Eckholm Employment Agreement............................   3
  Section 1.22   "Effective Period".......................................   3
  Section 1.23   "Effective Time".........................................   3
  Section 1.24   "Environmental Laws".....................................   3
  Section 1.25   "Environmental Permits"..................................   3
  Section 1.26   "ERISA"..................................................   3
  Section 1.27   "Escrow Agent"...........................................   3
  Section 1.28   "Escrow Agreement".......................................   3
  Section 1.29   "Escrow Period"..........................................   3
  Section 1.30   "Escrow Consideration"...................................   3
  Section 1.31   "Estimated Net Book Value"...............................   3
  Section 1.32   "Financial Schedule".....................................   3
  Section 1.33   "Financial Statements"...................................   3
  Section 1.34   "Graphic.................................................   3
  Section 1.35   "Graphic Common Stock"...................................   4
  Section 1.36   "Guaranty"...............................................   4
  Section 1.37   "Hazardous Substance"....................................   4
  Section 1.38   "Indemnified Party"......................................   4
  Section 1.39   "Indemnifying Party".....................................   4
  Section 1.40   "Intellectual Property"..................................   4

  Section 1.41   "Interim Balance Sheet"................................... 4
  Section 1.42   "Interim Net Book Value".................................. 4
  Section 1.44   "Lithoimage Shares........................................ 4
  Section 1.45   "Lithoimage Stockholders.................................. 4
  Section 1.46   "Lithoprint............................................... 4
  Section 1.47   "Lithoprint Shares........................................ 4
  Section 1.48   "Lithoprint Stockholders.................................. 4
  Section 1.49   "Litho Companies.......................................... 4
  Section 1.50   "Litho Shares............................................. 4
  Section 1.51   "Litho Stockholders....................................... 4
  Section 1.52   "Merger Consideration".................................... 5
  Section 1.53   "Mergers.................................................. 5
  Section 1.54   "Net Book Value".......................................... 5
  Section 1.55   "Non Third Party Claim"................................... 5
  Section 1.56   "Personal Property........................................ 5
  Section 1.57   "Personal Property Leases................................. 5
  Section 1.58   "Plans"................................................... 5
  Section 1.59   "Preliminary Closing Balance Sheet"....................... 5
  Section 1.60   "Proprietary Information"................................. 5
  Section 1.61   "Real Property"........................................... 5
  Section 1.62   "Real Property Leases..................................... 5
  Section 1.63   "Registration Statement".................................. 5
  Section 1.64   "Response Notice Period".................................. 5
  Section 1.65   "Restricted Period"....................................... 6
  Section 1.66   "Stock Consideration"..................................... 6
  Section 1.67   "Stock Price"............................................. 6
  Section 1.68   "Surviving Corporation"................................... 6
  Section 1.69   "Tax Returns"............................................. 6
  Section 1.70   "Taxes"................................................... 6
  Section 1.71   "Texas Corporate Law"..................................... 6
  Section 1.72   "Transaction Documents"................................... 6
  Section 1.73   "Third Party Claim"....................................... 6
  Section 1.74   "Undisclosed Liabilities"................................. 6
  Section 1.75   "Vallilee Employment Agreement............................ 6

ARTICLE 2  THE MERGER...................................................... 6
  Section 2.1    The Merger................................................ 6
  Section 2.2    Effective Time............................................ 7
  Section 2.3    Tax Consequences.......................................... 7
  Section 2.4    Articles of Incorporation; Bylaws; Directors and Officers. 7
  Section 2.5    Allocation of Deliverable Merger Consideration............ 7
  Section 2.6    Payment of the Merger Consideration....................... 7

  Section 2.7     Adjustment of Merger Consideration......................  8
  Section 2.8     Assignment of Unlisted Accounts Receivable.............. 10

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF LITHO
           STOCKHOLDERS................................................... 10
  Section 3.1     Organization; Power; Qualification...................... 10
  Section 3.2     Authority............................................... 11
  Section 3.3     Capital Structure....................................... 11
  Section 3.4     Title to Litho Shares................................... 12
  Section 3.5     No Third Party Options.................................. 12
  Section 3.6     Compliance with Laws and Validity of Contemplated
                  Transactions............................................ 12
  Section 3.7     Financial Statements.................................... 12
  Section 3.8     Tax and Other Returns and Reports....................... 14
  Section 3.9     Personal Property....................................... 14
  Section 3.10    Real Property........................................... 15
  Section 3.11    Intellectual Property................................... 15
  Section 3.12    Insurance............................................... 15
  Section 3.13    Litigation.............................................. 16
  Section 3.14    Compliance with Laws.................................... 16
  Section 3.15    Environmental Matters................................... 16
  Section 3.16    Absence of Changes...................................... 18
  Section 3.17    Absence of Undisclosed Liabilities...................... 18
  Section 3.18    Assets.................................................. 18
  Section 3.19    Employees............................................... 18
  Section 3.20    Employee Benefit Plans.................................. 19
  Section 3.21    Labor Matters........................................... 19
  Section 3.22    Contracts and Commitments............................... 20
  Section 3.23    Banks................................................... 21
  Section 3.24    Transactions with Affiliates............................ 21
  Section 3.25    Corporate Names......................................... 21
  Section 3.26    Customer Relations...................................... 21
  Section 3.27    Consents................................................ 21
  Section 3.28    Broker's or Finder's Fees............................... 22
  Section 3.29    Securities Representations.............................. 22
  Section 3.30    Correctness of Representations.......................... 23

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORP.
           AND GRAPHIC...................................................  23
  Section 4.1     Organization; Power; Qualification...................... 23
  Section 4.2     Authority............................................... 24

  Section 4.3  Compliance with Laws and Validity of Contemplated
               Transactions................................................  24
  Section 4.4  Stock Consideration.........................................  24
  Section 4.5  Broker's or Finders Fees....................................  24
  Section 4.6  Graphic Reports.............................................  24
  Section 4.7  Corrections of Representations..............................  25

ARTICLE 5 OBLIGATIONS AND COVENANTS........................................  25
  Section 5.1  Conduct of the Litho Companies' Business Prior to Closing.... 25
  Section 5.2  No Solicitation.............................................  26
  Section 5.3  Access and Information......................................  26
  Section 5.4  Notification of Changes.....................................  26
  Section 5.5  No Default..................................................  27
  Section 5.6  Tax Returns.................................................  27
  Section 5.7  Allocation of Taxable Income to Short Period................  27
  Section 5.8  Other Pre-Closing Returns...................................  27
  Section 5.9  Compliance with Laws........................................  27
  Section 5.10 Consent of Others...........................................  27
  Section 5.11 Release of Personal Guaranties..............................  28
  Section 5.12 Filing of Notice............................................  28
  Section 5.13 Post-Closing Returns........................................  28
  Section 5.14 General Cooperation in Tax Matters..........................  28

ARTICLE 6  CONDITIONS TO CONSUMMATION OF MERGER............................  29
  Section 6.1  Conditions to Obligations of Acquisition Corp. and Graphic..  29
  Section 6.2  Conditions to Obligations of the Litho Stockholders
               and the Litho Companies.....................................  30

ARTICLE 7 REGISTRATION OF STOCK CONSIDERATION..............................  31
  Section 7.1  Registration of Stock Consideration.........................  31
  Section 7.2  Furnishing Information......................................  31
  Section 7.3  Prospectus Requirements.....................................  31
  Section 7.4  Registration Rights, Etc....................................  32
  Section 7.5  Indemnification.............................................  33
  Section 7.6  Fees and Expenses of Registration...........................  34

ARTICLE 8  INDEMNIFICATION.................................................  34
  Section 8.1  Indemnification of Acquisition Corp. and Graphic by the
                Litho Stockholders.........................................  34
  Section 8.2  Method of Asserting Claims..................................  35

  Section 8.3  Payment..................................................... 37
  Section 8.4  Arbitration................................................. 37

ARTICLE 9  COVENANT NOT TO COMPETE......................................... 37
  Section 9.1  Agreement Not to Compete.................................... 37
  Section 9.2  Agreement Not to Solicit Employees.......................... 38
  Section 9.3  Confidentiality............................................. 38
  Section 9.4  Remedies.................................................... 38

ARTICLE 10  TERMINATION; AMENDMENTS; WAIVER................................ 38
  Section 10.1 Termination................................................. 38
  Section 10.2 Effect of Termination....................................... 39

ARTICLE 11  MISCELLANEOUS.................................................. 39
  Section 11.1 Entire Agreement; Assignment................................ 39
  Section 11.2 Validity.................................................... 39
  Section 11.3 Notices..................................................... 39
  Section 11.4 Governing Law............................................... 41
  Section 11.5 Descriptive Headings........................................ 41
  Section 11.6 Counterparts................................................ 41
  Section 11.7 Expenses.................................................... 41
  Section 11.8 Parties in Interest......................................... 41

               Exhibits
               --------


          A         Eckholm Employment Agreement
          B         Escrow Agreement
          C         Guaranty
          D         Vallilee Employment Agreement
          E         Opinion of Blazier, Rutland & Lerner, P.C.
          F         Opinion of Powell, Goldstein, Frazer & Murphy LLP

               Schedules
               ---------


          2.5       Allocation Schedule
          3.1(a)    Lithoprint Qualifications
          3.1(b)    Lithoimage Qualifications
          3.3(a)    Shares of Capital Stock Reacquired by Lithoprint
          3.3(b)    Shares of Capital Stock Reacquired by Lithoimage
          3.4       Title to Litho Shares
          3.7(a)    Financial Statements
          3.7(d)    Inventories
          3.9(a)    Owned Personal Property
          3.9(b)    Leased Personal Property
          3.10(a)   Owned Real Property
          3.10(b)   Leased Real Property
          3.11      Intellectual Property
          3.12      Insurance
          3.14      Authorizations
          3.15(a)   Environmental Matters
          3.16      Absence of Changes
          3.19      Employees
          3.20(a)   Employee Benefit Plans
          3.21      Labor Claims
          3.22      Contracts
          3.23      Banks
          3.25      Corporate Names
          3.27      Consents
          6.1(f)    Required Consents

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), made and entered into this 1st day of July, 1997, by and among Graphic Industries, Inc., a Georgia corporation ("Graphic"), Litho Acquisition Company, a Texas corporation and wholly-owned subsidiary of Graphic ("Acquisition Corp."), The Lithoprint Company, a Texas corporation ("Lithoprint"); Lithoimage, Inc., a Texas corporation ("Lithoimage" and, together with Lithoprint, the "Litho Companies"); the stockholders of Lithoprint (the "Lithoprint Stockholders"); and the stockholders of Lithoimage (the "Lithoimage Stockholders," and, together with the Lithoprint Stockholders, the "Litho Stockholders").


                                  WITNESSETH:
                                  ----------

     WHEREAS, the Lithoprint Stockholders own 100% of the outstanding shares of the common stock of Lithoprint, One Dollar ($1.00) par value per share (the "Lithoprint Shares");

     WHEREAS, the Lithoimage Stockholders own 100% of the outstanding shares of common stock of Lithoimage, One Dollar ($1.00) par value per share (the "Lithoimage Shares"); and

     WHEREAS, the Litho Stockholders, Graphic and Acquisition Corp. wish to enter into a transaction pursuant to which each of the Litho Companies shall be merged with and into Acquisition Corp. on the terms and conditions set forth herein (the "Mergers");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     The following terms used in this Agreement shall have the meaning set forth below:

     Section 1.1  "AAA" shall have that meaning set forth in Section 8.4 hereof.

     Section 1.2 "Acquisition Corp." shall have that meaning set forth in the Preamble.

     Section 1.3  "Act" shall mean the Securities Act of 1933, as amended.

     Section 1.4  "Agreement" shall have the meaning set forth in the Preamble.

     Section 1.5 "Area" shall mean a two hundred mile radius of the city limits of Austin, Texas.

     Section 1.6  "Articles of Merger" shall have that meaning set forth in
Section 2.2 hereof.

     Section 1.7  "Audited Balance Sheet" shall have that meaning set forth in
Section 2.7(b) hereof.

     Section 1.8  "Audited Net Book Value" shall have the meaning set forth in
Section 2.7(b).

     Section 1.9  "Authorizations" shall have that meaning set forth in Section
3.14 hereof.

     Section 1.10  "Cash Consideration" shall mean $500,000.

     Section 1.11 "Claim Notice" shall have that meaning set forth in Section 8.2(a) hereof.

     Section 1.12 "Closing" shall have that meaning set forth in Section 2.2 hereof.

     Section 1.13 "Closing Date" shall mean the date upon which the Closing (as defined herein) shall occur.

     Section 1.14 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.15 "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

     Section 1.16 "Competing Business" shall mean graphic print communications, including pre-press operations, printing on paper and other substrates and binding and finishing of printed products.

     Section 1.17 "Contracts" shall mean the contracts, leases, licenses, warranties, commitments, agreements, arrangements, credit guaranties, purchase and sale orders and contracts for the provision of services, whether oral or written, to which either Litho Company is a party, or pursuant to which either Litho Company has any right, benefit or obligation.

     Section 1.18 "Damages" shall mean actual losses, liabilities, damages, deficiency costs or expenses (including reasonable attorneys fees and disbursements), less the amount of any actual tax or insurance benefits then available to or received by the Indemnified Party with respect thereto.

     Section 1.19 "Deliverable Consideration" shall mean (i) the Cash Consideration and (ii) the Deliverable Stock Consideration.

     Section 1.20 "Deliverable Stock Consideration" shall mean that number of shares of Graphic Common Stock determined by subtracting the Escrow Consideration from the Stock Consideration.

     Section 1.21 "Eckholm Employment Agreement" shall mean the Employment Agreement to be entered into between Dennis Eckholm and the Surviving Corporation, substantially in the form of Exhibit A hereto.
                                          ---------

     Section 1.22  "Effective Period" shall have that meaning set forth in
Section 7.4(a) hereof.

     Section 1.23 "Effective Time" shall mean such time as the Mergers shall become effective pursuant to the Texas Corporate Law.

     Section 1.24  "Environmental Laws" shall have that meaning set forth in
Section 3.15(a) hereof.

     Section 1.25  "Environmental Permits" shall have that meaning set forth in
Section 3.15(c) hereof.

     Section 1.26 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.27 "Escrow Agent" shall mean SunTrust Bank, Atlanta, and its successors and assigns.

     Section 1.28 "Escrow Agreement" shall mean that certain Escrow Agreement to be entered into by and among Graphic, Acquisition Corp., the Litho Stockholders and the Escrow Agent, substantially in the form of Exhibit B
                                                                ---------
hereto.

     Section 1.29 "Escrow Period" shall mean the period beginning on the Closing Date, and ending twelve (12) months thereafter, except as such period may be extended pursuant to the terms of the Escrow Agreement.

     Section 1.30 "Escrow Consideration" shall mean that number of shares of Graphic Common Stock representing 20% of the Merger Consideration, valued at the Stock Price, rounded to the nearest whole number.

     Section 1.31 "Estimated Net Book Value" shall have that meaning set forth in Section 2.7(a) hereof.

     Section 1.32  "Financial Schedule" shall have that meaning set forth in
Section 2.7(a) hereof.

     Section 1.33 "Financial Statements" shall mean the consolidated financial statements of the Litho Companies for the years ended December 31, 1994, December 31, 1995, and December 31, 1996 all of which are attached hereto as
Schedule 3.7(a).

     Section 1.34  "Graphic" shall have the meaning set forth in the Preamble.

     Section 1.35 "Graphic Common Stock" shall mean shares of Common Stock, $0.10 par value per share, of Graphic.

     Section 1.36 "Guaranty" shall mean the Guaranty of Graphic substantially in the form of Exhibit C hereto, which shall be issued to financial institutions
               ---------
or other entities or individuals at the Closing to secure those certain personal guaranties of the Litho Stockholders for obligations of the Litho Companies which are not released prior to or at the Closing.

     Section 1.37  "Hazardous Substance" shall have the meaning set forth in
Section 3.15(a) hereof.

     Section 1.38 "Indemnified Party" means the party seeking indemnification under Section 8.2 hereof.

     Section 1.39 "Indemnifying Party" means the Litho Stockholders, jointly and severally.

     Section 1.40 "Intellectual Property" shall mean all trade names, trademarks, trade styles, service marks, patents, patent applications, copyrights, copyright applications, trademark registrations and trademark applications.

     Section 1.41 "Interim Balance Sheet" shall mean the December 31, 1996 Balance Sheet of the Litho Companies.

     Section 1.42 "Interim Net Book Value" shall mean $1,922,206; which is the net book value as shown on the Interim Balance Sheet.

     Section 1.43 "Lithoimage" shall have the meaning set forth in the Preamble.

     Section 1.44 "Lithoimage Shares" shall have the meaning set forth in the Preamble.

     Section 1.45 "Lithoimage Stockholders" shall have the meaning set forth in the Preamble.

     Section 1.46 "Lithoprint" shall have the meaning set forth in the Preamble.

     Section 1.47 "Lithoprint Shares" shall have the meaning set forth in the Preamble.

     Section 1.48 "Lithoprint Stockholders" shall have the meaning set forth in the Preamble.

     Section 1.49 "Litho Companies" shall have the meaning set forth in the Preamble.

     Section 1.50 "Litho Shares" shall mean the Lithoprint Shares and the Lithoimage Shares.

     Section 1.51 "Litho Stockholders" shall have the meaning set forth in the Preamble.

     Section 1.52 "Merger Consideration" shall mean the Cash Consideration and the Stock Consideration.

     Section 1.53  "Mergers" shall have the meaning set forth in the Preamble.

     Section 1.54 "Net Book Value" shall mean the total assets of the Litho Companies minus the total liabilities (contingent or otherwise) of the Litho Companies as of a particular date, as determined in accordance with Generally Accepted Accounting Principles consistently applied and following the Litho Companies' usual and customary accounting procedures.

     Section 1.55  "Non Third Party Claim" shall have the meaning set forth in
Section 8.2(a) hereof.

     Section 1.56  "Personal Property" shall have the meaning set forth in
Section 3.9(a).

     Section 1.57 "Personal Property Leases" shall have the meaning set forth in Section 3.9(b).

     Section 1.58 "Plans" shall have that meaning set forth in Section 3.20(a) hereof.

     Section 1.59 "Preliminary Closing Balance Sheet" shall have that meaning set forth in Section 2.7(a) hereof.

     Section 1.60 "Proprietary Information" shall mean information related to either Litho Company or the businesses of the Litho Companies (i) which derives economic value, actual or potential, from not being generally known to, or readily ascertainable by, other persons who can obtain economic value from its disclosure or use and, (ii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, techniques or methods used in the financial affairs, processes, services, customer lists, customer information, employees, employees' compensation, research, development, existing and future products and services, product and service plans and designs, purchasing, accounting, distribution systems, marketing, formulae, compilations, programs, methods, techniques, drawings, and suppliers of the Litho Companies.

     Section 1.61 "Real Property" shall have the meaning set forth in Section 3.10(a).

     Section 1.62  "Real Property Leases" shall have the meaning set forth in
Section 3.10(b).

     Section 1.63 "Registration Statement" shall mean the Registration Statement on Form S-3, including any prospectus, supplements, amendments or post-effective amendments and exhibits to be filed by Graphic with the Commission relating to the resale of the Stock Consideration by the Litho Stockholders.

     Section 1.64  "Response Notice Period" shall have that meaning set forth in
Section 8.2(a) hereof.

     Section 1.65 "Restricted Period" shall mean the period commencing with the Closing Date and ending on the three (3) year anniversary thereof.

     Section 1.66 "Stock Consideration" shall mean that number of shares of Graphic Common Stock determined by dividing $4,000,000 by the Stock Price and rounding such number up to the nearest whole number.

     Section 1.67 "Stock Price" means the average closing price per share of Graphic Common Stock as reported in The Wall Street Journal for each of the
                                    -----------------------
sixty (60) consecutive trading days ending on the sixth trading day prior to the Closing.

     Section 1.68 "Surviving Corporation" shall mean the corporation that survives the Mergers as set forth in the Articles of Merger.

     Section 1.69 "Tax Returns" shall have that meaning set forth in Section 3.8(a) hereof.

     Section 1.70 "Taxes" shall have that meaning set forth in Section 3.8(a) hereof.

     Section 1.71 "Texas Corporate Law" shall mean the Texas Business Corporation Act.

     Section 1.72 "Transaction Documents" shall mean the Escrow Agreement, the Eckholm Employment Agreement, the Vallilee Employment Agreement and the Guaranty.

     Section 1.73  "Third Party Claim" shall have that meaning set forth in
Section 8.2(a) hereof.

     Section 1.74 "Undisclosed Liabilities" shall mean any other liability or obligation of either Litho Company of any nature, direct or indirect, matured or unmatured, absolute or contingent or otherwise, whether accrued, due, to become due or otherwise, whether or not incurred in respect of or measured by the income of the Litho Companies and whether or not normally shown in a financial statement prepared in accordance with generally accepted accounting principles, not disclosed or reflected, or specifically reserved against, in any financial statement, including, without limitation, the Financial Statements, delivered by the Litho Companies in accordance with this Agreement.

     Section 1.75 "Vallilee Employment Agreement" shall mean the Employment Agreement to be entered into between Robert R. Vallilee and the Surviving Corporation substantially in the form of Exhibit D hereto.
                                         ---------


                                   ARTICLE 2
                                  THE MERGERS

     Section 2.1  The Mergers.  At the Effective Time, Lithoprint and Lithoimage
                  -----------
each shall be merged with and into Acquisition Corp. upon the terms and subject to the conditions hereof and in accordance with Texas Corporate Law. Following the Mergers, Acquisition Corp. shall continue as the Surviving Corporation and be a wholly-owned subsidiary of Graphic, and the separate corporate existence of each Litho Company shall cease. Notwithstanding this Section 2.1, Graphic may elect to merge either or both of
                     -----------
the Litho Companies into another direct subsidiary of Graphic. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     Section 2.2  Effective Time.  As soon as practicable after satisfaction or
                  --------------
waiver of all conditions to the Mergers, the parties shall cause articles of merger (the "Articles of Merger") with respect to the Mergers to be filed and recorded with the Secretary of the State of Texas in accordance with Section
5.04 of the Texas Corporate Law and shall take all such further actions as may be required by law to make the Mergers effective. The Mergers shall be effective at the Effective Time. Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held on July 1, 1997 at the offices of Blazier, Rutland & Lerner, P.C., 1500 Bank One Tower, Austin, Texas, or such other time and place as the parties agree, provided that in no event shall the Closing be held later than August 1, 1997.

     Section 2.3  Tax Consequences.  It is intended that each of the Mergers
                  ----------------
shall constitute a reorganization within the meaning of Section 368(a)(1)(A) and
(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     Section 2.4  Articles of Incorporation; Bylaws; Directors and Officers.
                  ---------------------------------------------------------
The Articles of Incorporation of Acquisition Corp. and the Bylaws of Acquisition Corp. as in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Mergers, except that the name of the Surviving Corporation shall be "Lithoprint Company, Inc." The Board of Directors and officers of Acquisition Corp. at the Effective Time shall be the Board of Directors and officers of the Surviving Corporation following the Mergers.

     Section 2.5  Allocation of Deliverable Merger Consideration.  In exchange
                  ----------------------------------------------
for the Litho Shares, each of the Litho Stockholders shall be entitled to receive (i) an amount of cash and (ii) a number of shares of Graphic Common Stock, constituting the Deliverable Merger Consideration to be determined in accordance with the allocation schedule attached hereto as Schedule 2.5, subject
                                                           ------------
to adjustment as set forth in Section 2.7 below.

     Section 2.6  Payment of the Merger Consideration.  At the Closing, upon
                  -----------------------------------
surrender by each of the Litho Stockholders of the stock certificates representing the Lithoprint Shares and the Lithoimage Shares, respectively, to be conveyed to Acquisition Corp. by each such Litho Stockholder, each such certificate being duly endorsed or accompanied by a stock power duly executed by the Litho Stockholder conveying such certificate, the Merger Consideration shall be paid and distributed by Acquisition Corp. as follows:

          (a) Each Litho Stockholder shall receive that portion of the Cash Consideration as set forth in Schedule 2.5 hereto; and
                                   ------------

          (b) Each Litho Stockholder shall receive a stock certificate representing that portion of the Deliverable Stock Consideration as is set forth in Schedule 2.5 hereto, with any fractional share being rounded to
              ------------
     the nearest whole number; and

          (c) The Escrow Agent shall receive stock certificates representing the Escrow Consideration, which it shall hold for the Escrow Period, as set forth in the Escrow Agreement.

     Section 2.7  Adjustment of Merger Consideration.
                  ----------------------------------

          (a) Within 30 days following the Closing Date, the Litho Stockholders shall cause to be prepared and delivered to Acquisition Corp. (i) an unaudited combining balance sheet of the Litho Companies dated as of the Closing Date (the "Preliminary Closing Balance Sheet"), including a statement of income for the period beginning December 31, 1996 and ending on the Closing Date, which shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied, except that it shall omit, cash flows, retained earnings and all footnotes, and which shall include the Net Book Value of the Litho Companies as of the Closing Date (the "Estimated Net Book Value") and (ii) a schedule (the "Financial Schedule") setting forth any proposed adjustment to the Merger Consideration based upon the difference between the Interim Net Book Value and the Estimated Net Book Value; provided, however, that accounts receivable may subsequently be valued in the manner described in Section 2.7(d)(ii) hereof. Acquisition Corp. shall provide the Litho Stockholders, and any representative of the Litho Stockholders, full access to the books and records of the Litho Companies for purposes of preparing the Preliminary Closing Balance Sheet and the Financial Schedule. All outside services utilized to create the Preliminary Closing Balance Sheet and the Financial Schedule shall be at the sole cost and expense of the Litho Stockholders.

          (b) Upon receipt of the Preliminary Closing Balance Sheet and Financial Schedule, Graphic shall, at its expense, cause its certified public accountants, Kanes Benator & Company L.L.C., to conduct an audit of the Preliminary Closing Balance Sheet of the Litho Companies (the "Closing Audit") and prepare an audited closing balance sheet (the "Audited Balance Sheet") reflecting the audited Net Book Value as of the Closing Date (the "Audited Net Book Value") and setting forth any proposed adjustment in the Merger Consideration based on the difference between the Audited Net Book Value and the Interim Net Book Value. The Closing Audit shall be completed within sixty (60) days following receipt by Graphic of the Preliminary Closing Balance Sheet and Financial Schedule, and shall be conducted in accordance with Generally Accepted Auditing Standards as promulgated by the American Institute of Certified Public Accountants and the Audited Balance Sheet shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and in the same manner as the Interim Balance Sheet, except that it shall omit statements of income, cash flows, retained earnings and all footnotes.

          (c) The Litho Stockholders shall have fifteen (15) days following receipt of the Audited Balance Sheet to agree or disagree with the calculation of the Audited Net Book

     Value as set forth therein. If the Litho Stockholders agree within such fifteen (15) day period, payment of any difference between the Interim Net Book Value and the Audited Net Book Value shall be made as provided in
     Section 2.7(e) hereof. Failure of the Litho Stockholders to notify Graphic and Acquisition Corp. of a disagreement, together with a reason or reasons therefor, shall be deemed agreement with the calculation of Merger Consideration in the Audited Balance Sheet. If the parties do not agree, notice of the same shall be delivered to Graphic and Acquisition Corp. within such fifteen (15) day period, which notice shall specify the item or items of disagreement and the reasons therefor. Such dispute shall be resolved by arbitration, as set forth in Section 8.4 hereof.

          (d) Subject to Section 8.2 hereof, the Merger Consideration to be paid to the Litho Stockholders in the Mergers shall be adjusted, dollar for dollar, in the aggregate as follows: (i) upward or downward, by the amount by which the Audited Net Book Value is more or less than (whichever is the case) the Interim Net Book Value; (ii) downward, by the face value of any accounts or notes receivable in favor of either Litho Company which are (A) shown on the Audited Balance Sheet, (B) in excess of any bad debt reserve provided for in the Audited Balance Sheet, and (C) remain uncollected one hundred and twenty (120) days after the date of the Audited Balance Sheet;
     (iii) downward, by an amount equal to any loss, damage, cost or expense (including, but not limited to, reasonable attorney's fees and court costs) incurred by Graphic or Acquisition Corp. as a result of the breach of any representation, warranty or covenant of the Litho Stockholders contained herein or in the Schedules attached hereto; (iv) downward, by the face value of any work in process of either Litho Company which is (A) shown on the Audited Balance Sheet (following the resolution of any disputes regarding such balance sheet) and (B) is not paid in full within 120 days of delivery of such completed work; and (v) upward, by an amount equal to any loss, damage, cost or expense (including, but not limited to, reasonable attorney's fees and court costs) incurred by either Litho Stockholder as a result of the breach of any representation, warranty or covenant of Graphic of Acquisition Corp. contained herein.

          (e) If the adjustment set forth in Section 2.7(d) hereof results in an upward adjustment in the Merger Consideration, Graphic and the Surviving Corporation shall pay the amount of such adjustment to the Litho Stockholders in Graphic Common Stock valued at the Stock Price and allocated among the Litho Stockholders as provided in Schedule 2.5 hereof.
                                                           ------------
     If the adjustment set forth in Section 2.7(d) hereof results in a downward adjustment in the Merger Consideration, the Litho Stockholders shall pay Graphic and Surviving Corporation the amount of such adjustment in Graphic Common Stock valued at the Stock Price or in cash. In the event there is a reduction in the Merger Consideration pursuant to this Section 2.7, the amount of such reduction shall first be sought by Graphic and the Surviving Corporation from the Escrow Stock Consideration in accordance with the Escrow Agreement, and if the available Escrow Stock Consideration is not sufficient to pay such deficiency, the Litho Stockholders shall remain liable therefor; provided, however, that payment from the Escrow Stock Consideration shall not be Acquisition Corp.'s exclusive source for payment of such reduction. Any payment in Graphic Common Stock under this Section 2.7(e) shall be made by rounding the number of shares to the nearest whole number and no fractional shares shall be paid or payable. Any payments due under this Section

     2.7(e) shall be made within ten (10) business days following the final determination and agreement by the parties of the Merger Consideration adjustment under Section 2.7(d) hereof. If there is a disagreement regarding the total amount of the adjustment, any undisputed amounts shall be paid within ten (10) days of the notice of dispute.

          (f) The following accounts receivable shall be assigned back to the Litho Stockholders upon final settlement of the Merger Consideration: (1) any accounts receivable which remain uncollected one hundred twenty (120) days after the date of the Audited Balance Sheet and which result in a downward adjustment in the Merger Consideration pursuant to Section 2.7(d)(ii) hereof; and (2) any uncollected accounts receivable pertaining to any work in progress as of the Closing that result in a downward adjustment in the Merger Consideration pursuant to Section 2.7(d)(iv) hereof. Following such assignment, Acquisition Corp. and/or the Surviving Corporation shall reasonably cooperate with the Litho Stockholders in the collection of such accounts, and will promptly remit any payments received on such accounts.

          (g) Nothing in this Section 2.7 shall in any way limit or decrease the
                              -----------
     liability of any party for any default or breach of this Agreement or any of the Transaction Documents.

     Section 2.8  Assignment of Unlisted Accounts Receivable.  At or before the
                  ------------------------------------------
Closing, the Litho Stockholders shall cause the Litho Companies to transfer and assign to the Litho Stockholders all accounts receivable, if any, which have previously been written off as bad debts and which are no longer reflected on the books and records of the Litho Companies.


                                   ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF LITHO STOCKHOLDERS


     The Litho Stockholders, represent and warrant to Acquisition Corp. and Graphic as follows (except that Robert Vallilee shall not be deemed to have made any representations and warranties with regard to Lithoprint):

     Section 3.1  Organization; Power; Qualification.
                  ----------------------------------

          (a) Lithoprint is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Lithoprint has no subsidiaries and is not a party to any joint venture nor a partner of any partnership. Lithoprint has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction set forth on
     Schedule 3.1(a), which constitutes each jurisdiction in which the character
     ---------------
     of its properties or the nature of its business requires such qualification and authorization.

          (b) Lithoimage is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Lithoimage has no subsidiaries and is not a party to any joint venture nor a partner of any partnership. Lithoimage has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction set forth on
     Schedule 3.1(b), which constitutes each jurisdiction in which the character
     ---------------
     of its properties or the nature of its business requires such qualification and authorization.

     Section 3.2  Authority.  Each of the Litho Companies has the corporate
                  ---------
power and has taken all necessary corporate action to authorize such Litho Company to execute, deliver and perform this Agreement and such of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Litho Companies and the Litho Stockholders of this Agreement and the Transactions Documents to which each is a party constitutes the valid and legally binding obligations of the Litho Stockholders and the Litho Companies, respectively, enforceable in accordance with their respective terms.

     Section 3.3  Capital Structure.
                  -----------------

          (a) The authorized capital stock of Lithoprint consists of 10,000,000 shares of Common Stock, One Dollar ($1.00) par value per share, of which 351,000 shares are issued and outstanding on the date of this Agreement. Lithoprint does not hold any shares of its authorized capital stock in its treasury. All of the shares of Lithoprint's stock issued and outstanding as of the date hereof are duly authorized, validly issued and fully paid and nonassessable under Texas Corporate Law and all predecessor statutes. There are no warrants, rights, options, subscriptions or agreements to issue shares of any class of capital stock, securities convertible into capital stock or property of Lithoprint or other securities of Lithoprint. As of the date hereof, there is not any liability or dividends declared or accumulated but unpaid with respect to Lithoprint's capital stock. Between the date of Lithoprint's incorporation and the date hereof, Lithoprint has not directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock except as listed in Schedule 3.3(a). All
                                                     ---------------
     shares of Lithoprint's capital stock have been issued in compliance with applicable and available exemptions from the registration requirements of the Act and applicable state securities laws.

          (b) The authorized capital stock of Lithoimage consists of 1,000,000 shares of Common Stock, One Dollar ($1.00) par value per share, of which 100,000 shares are issued and outstanding on the date of this Agreement. Lithoimage does not hold any shares of its authorized capital stock in its treasury. All of the shares of Lithoimage's stock issued and outstanding as of the date hereof are duly authorized, validly issued and fully paid and nonassessable under Texas Corporate Law and all predecessor statutes. There are no warrants, rights, options, subscriptions or agreements to issue shares of any class of capital stock, securities convertible into capital stock or property of Lithoimage or other securities of Lithoimage. As of the date hereof, there is not any liability or dividends declared or accumulated but unpaid with respect to Lithoimage's capital stock. Between the date of

     Lithoimage's incorporation and the date hereof, Lithoimage has not directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock except as listed in Schedule 3.3(b). All shares of
                                       ---------------
     Lithoimage's capital stock have been issued in compliance with applicable and available exemptions from the registration requirements of the Act and applicable state securities laws.

     Section 3.4  Title to Litho Shares.  Each of the Litho Stockholders owns
                  ---------------------
the Lithoprint Shares and the Lithoimage Shares, respectively, set forth opposite such Litho Stockholder's name on Schedule 3.4 hereto and, except as
                                          ------------
disclosed on Schedule 3.4 hereto, each Litho Stockholder has good, valid and
             ------------
marketable title to such Lithoprint Shares and Lithoimage Shares, free and clear of any and all liens, options, contracts, calls, commitments, demands, encumbrances, equities, pledges or claims whatsoever. The Lithoprint Shares represent all of the issued and outstanding shares of the capital stock of Lithoprint and the Lithoprint Shares are duly authorized, validly issued, fully paid and nonassessable. The Lithoimage Shares represent all of the issued and outstanding shares of the capital stock of Lithoimage, and the Lithoimage Shares are duly authorized, validly issued, fully paid and nonassessable. Upon consummation of the Mergers, Graphic will obtain good and valid title to the Lithoprint Shares and the Lithoimage Shares, respectively, free and clear of any and all liens, encumbrances, equities and claims whatsoever.

     Section 3.5  No Third Party Options.  There are no existing agreements,
                  ----------------------
options, commitments or rights with, of or to any person to acquire any securities of either Litho Company, or any of either Litho Company's assets, properties, or rights.

     Section 3.6  Compliance with Laws and Validity of Contemplated
                  -------------------------------------------------
Transactions. The execution, delivery and performance of this Agreement by the Litho Companies and the Litho Stockholders in accordance with its terms and the consummation of the transactions contemplated hereby does not and will not (a) violate any law applicable to the Litho Companies or the Litho Stockholders; (b) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of either Litho Company or under any indenture, agreement, or other instrument to which either Litho Company or either Litho Stockholder is a party or by which they or any portion of their respective properties may be bound, or (c) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by either Litho Company or by either Litho Stockholder. No authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official body or authority is required in connection with the execution, delivery or performance by the Litho Stockholders and the Litho Companies of this Agreement.

     Section 3.7  Financial Statements.
                  --------------------

          (a) The Financial Statements attached hereto as Schedule 3.7(a) and
                                                          ---------------
     the Interim Balance Sheet (i) are in accordance with the books and records of the Litho Companies; (ii) are complete and correct and present fairly the financial condition of the Litho Companies as of the respective dates indicated and the results of operations for the respective periods indicated; and (iii) reflect adequate reserves for all known liabilities and reasonably anticipated losses.

          (b) The Financial Statements and the Interim Balance Sheet have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied, except that (i) with respect to the Interim Balance Sheet, the statements of income, cash flows, retained earnings and accompanying footnotes have been omitted, and (ii) the statements do not show the amount of either Litho Company's liability, if any, for any accrued vacation pay due any of their respective employees.

          (c) The accounts receivable shown on Financial Statements or acquired by either Litho Company after the date thereof and prior to the date hereof have been, and all accounts receivable acquired after the date hereof and prior to the Closing Date will be, acquired or created only in the ordinary course of business and represent or will represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. All accounts receivable shown on the Financial Statements or acquired by either Litho Company after the date thereof and prior to the date hereof are free and clear of any and all liens, claims, charges, encumbrances, security interests or other rights against such accounts receivable in favor of others. There are no setoffs, counterclaims or disputes asserted or conditions precedent to payment therefor with respect to any such account receivable, no discount or allowance from any such account receivable has been made or agreed to and no account receivable represents billings prior to actual shipment of goods, including "bill and hold" accounts. Both Litho Companies have established bad debt reserves, as shown on the Financial Statements, and there is no fact or circumstance which would impair the validity or collectibility of the Litho Companies' accounts receivable in an amount in excess of such bad debt reserve.

          (d) Except as set forth on Schedule 3.7(d), all inventories reflected
                                     ---------------
     on the Financial Statements or acquired or to be acquired by either Litho Company thereafter and prior to the Closing Date, (i) are and will on the Closing Date be in good condition, consist and will consist of materials and supplies, of a quality and quantity which are usable or salable in the ordinary course of its business, (ii) are now and will on the Closing Date be located on the regular business premises of the Litho Companies, (iii) are now and will on the Closing Date be owned by the Litho Companies free of any liens, claims, charges, encumbrances, security interests or other rights to or against such inventories in favor of others, and (iv) have been or will be acquired by the Litho Companies only in bona fide transactions entered into in the ordinary course of business. None of such inventory is now, or on the Closing Date will be, held by either Litho Company on consignment. All work in process is being prepared for sale in the ordinary course of business and all amounts due to either Company with respect to such work in process are required to be paid in full within 120 days of delivery of such completed work.

          (e) The books and records of the Litho Companies have been maintained in accordance with sound business practices.

     Section 3.8  Tax and Other Returns and Reports.
                  ---------------------------------

          (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Litho Companies or by the Litho Stockholders with respect to the business of the Litho Companies (the "Tax Returns") in connection with any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions with respect to the business of the Litho Companies (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities for Taxes for the periods, property or events covered thereby. All Taxes, including, without limitation, those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority, have been properly paid or accrued in the Financial Statements including, without limitation, deferred taxes accrued in accordance with Generally Accepted Accounting Principles. Neither Litho Company has received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted with respect to the Litho Companies. There has been no extension or waiver of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Litho Companies. Neither the Litho Stockholders nor the Litho Companies have any knowledge of any basis for any additional assessment of any Taxes.

          (b) Each Litho Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     Section 3.9  Personal Property.
                  -----------------

          (a) Schedule 3.9(a) contains an accurate and complete list of all
              ---------------
     machinery, vehicles, furniture and equipment and other items of personal property (including, without limitation, all phone numbers) owned by each Litho Company (the "Personal Property") including a description of the location of such Personal Property. Except as set forth on Schedule
                                                                 --------
     3.9(a), each Litho Company has good title to all such items of Personal Property, free and clear of all liens, claims, charges, security interests and other encumbrances of any kind or nature. All such items of Personal Property are in good operating condition and conform to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use or operation.

          (b) Schedule 3.9(b) contains an accurate and complete list of all
              ---------------
     leases for machinery, vehicles, equipment or other items of personal property leased by each Litho

     Company ("Personal Property Leases"). Each of the Personal Property Leases is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. All items of leased personal property are in good operating condition and in a state of reasonable maintenance and repair. The continuation, validity and effectiveness of the Personal Property Leases will in no way be affected by the transactions contemplated by this Agreement.

          (c) The Personal Property and the property leased pursuant to the Personal Property Leases constitute all of the personal property used in the conduct of the business of the Litho Companies.

     Section 3.10  Real Property.
                   -------------

          (a) Schedule 3.10(a) contains an accurate and complete description of
              ----------------
     all real property owned by the Litho Companies, including the location and size of such real property (the "Real Property"). Except as set forth on
     Schedule 3.10(a), the Litho Companies have good and marketable title to the
     ----------------
     Real Property.  Except as set forth on Schedule 3.10(a), all Real Property
                                            ----------------
     is free and clear of any mortgages or liens, and is not subject to any deeds of trust, assignments, leases, or rights of any third parties.

          (b) Schedule 3.10(b) contains an accurate and complete list of all
              ----------------
     real property leases with respect to real property leased by the Litho Companies (the "Real Property Leases"). The Real Property Leases are, and on the Closing Date will be, in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. The Real Property Leases are free and clear of any mortgages or liens, and not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. The Real Property Leases shall be in full force and effect as of the Closing Date.

     Section 3.11  Intellectual Property.  Schedule 3.11 contains an accurate
                   ---------------------   -------------
and complete list of all Intellectual Property used or useful in the business of the Litho Companies and that are owned by or registered in the name of either Litho Company or to which either Litho Company has any rights as licensee or otherwise, giving in each case a brief description of the terms of such license or other arrangement. Neither Litho Company has infringed or made any unlawful use or received notice of any such claimed infringement or unlawful use of any such Intellectual Property. Neither Litho Company has received notice that the manufacture, use or sale by such Litho Company of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by such Litho Company, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party. Each Litho Company owns (or possesses adequate and enforceable rights to use without payment of royalties) all Intellectual Property necessary for the conduct of, or used in, its business as the same is presently being conducted.

     Section 3.12  Insurance.  Schedule 3.12 contains a list and brief
                   ---------   -------------
description of the policies of fire, liability and other forms of insurance owned or held by the Litho Companies, or in which either Litho Company is named as an insured party. The properties and business of the Litho

Companies of an insurable nature are insured to the extent and against such risks customarily insured against by corporations of similar size and in similar businesses. All policies listed on Schedule 3.12 will be outstanding and in
                                    -------------
full force and effect on the Closing Date, and there does not exist, and will not exist as of the Closing Date, any claims with respect to such policies.

     Section 3.13  Litigation.  Except as set forth on Schedule 3.13 hereof,
                   ----------                          -------------
There is no litigation, arbitration or other similar proceeding pending or, to the knowledge of the Litho Stockholders, threatened against or affecting either Litho Company, their properties or their rights or which pertains to the transactions contemplated by this Agreement. The Litho Stockholders do not know of any reasonably likely basis for any such litigation, arbitration or similar proceeding, the result of which would adversely affect either Litho Company or the transactions contemplated hereby. Neither the Litho Stockholders nor either Litho Company is a party or subject to the provisions of any judgment, order, writ, injunction decree or award of any court, arbitrator, or governmental or regulatory official body or authority which may adversely affect the Litho Companies or the transactions contemplated hereby.

     Section 3.14  Compliance with Laws.  Neither Litho Company is in default
                   --------------------
under any order of any court, governmental authority or arbitration board or tribunal, or under any laws, ordinances, governmental rules or regulations to which it is subject. Each Litho Company has obtained all licenses, permits, easements, rights, applications, registrations, filings and franchises or other governmental authorizations ("Authorizations") necessary to the ownership of its properties or the conduct of its business. Set forth on Schedule 3.14 is a
                                                         -------------
complete list all such Authorizations. Neither Litho Company is in default nor has either Litho Company received any notice of any claim of default with respect to any such Authorization. All of such Authorizations are renewable in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby.

     Section 3.15  Environmental Matters.
                   ---------------------

          (a) Except as set forth on Schedule 3.15(a), operations of the Litho
                                     ----------------
Companies have been in the past and are now in compliance with all federal, state and local laws, statutes, rules, regulations, ordinances, codes, orders, decrees, judgments and all other governmental requirements and restrictions, now in existence or hereafter amended or promulgated, relating to pollution, contamination, emissions, discharges, releases or threatened releases of any substance or material that could give rise to any liability for personal injury or damage to any land, site, location, body of water, ambient air or other natural resource ("Hazardous Substance"); protection of the environment or public or employee health or safety; or otherwise relate to the use, manufacture, processing, recycling, generation, transport, treatment, storage or disposal of any Hazardous Substance (collectively, the "Environmental Laws") including, without limitation, those relating to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Safe Water Drinking Act, 42, U.S.C. (S) 300f-300j, the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Occupational Safety and Health Act, and all other statutory and all common law (including, without limitation, nuisance, trespass, negligence and toxic torts).

          (b) Neither Litho Company nor either Litho Stockholder has been notified or is aware of any violation of any Environmental Laws; neither Litho Company nor either Litho Stockholder is otherwise aware that either Litho Company may be potentially responsible or otherwise liable under the Environmental Laws; and neither Litho Company nor either Litho Stockholder has received any requests for information, notices, pleadings or other documents (including, without limitation, consent orders, consent decrees, judgments, orders, complaints or injunctions) relating to (i) the Environmental Laws, (ii) environmental protection or health or safety matters, or (iii) any statutory or common law theory of liability involving environmental or health or safety matters.

          (c) Each Litho Company has had in the past and presently has all governmental permits, licenses, consents, approvals, certifications and authorizations relating to environmental protection or health or safety matters (collectively, "Environmental Permits") necessary to conduct its operations and has been in the past and is presently in compliance with all the Environmental Permits (including, without limitation, any information provided on the applications therefor and all restrictions or limitations therein) and has made all appropriate filings for issuance or renewal of all of the Environmental Permits.

          (d) No use, storage, treatment, generation, recycling, disposal, releases, threatened releases, handling, burial or placement of any materials regulated under or defined by any Environmental Laws has occurred in the past or is presently occurring on, in, at, under, over or about any property, building, equipment, or other structure currently or formerly owned, leased, operated or otherwise used by the Litho Companies or the Litho Stockholders; and no materials regulated under or defined by Environmental Laws have been in the past or are presently on, in, at, under, over or about any property, building, equipment or other structure currently or formerly owned, leased, operated or otherwise used by the Litho Companies or the Litho Stockholders.

          (e) No regulated or non-regulated under or above ground tanks, sumps, leaching pools, cesspools or septic tanks have been in the past or are presently on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by the Litho Companies or the Litho Stockholders.

          (f) Neither Litho Company nor either Litho Stockholder has used any waste disposal site or otherwise disposed of, transported, brokered or arranged for the transportation of any material regulated under or defined by any Environmental Laws to any place or location.

          (g) There are no past or present conditions, events, circumstances, requirements, facts, activities, incidents, actions, omissions or plans (i) that may interfere with or prevent continued compliance with Environmental Laws and Environmental Permits; (ii) that give or may give rise to any liability or other obligation under any Environmental Laws; or (iii) that form or may form the basis of any claim, action, (including, without limitation, any contribution or cost recovery action) suit, proceeding, hearing, investigation or inquiry against or involving the Litho Companies or the Litho Stockholders based on or related to any Environmental Laws or Environmental Permits.

          (h) No lien exists, and no condition exists which could result in filing a lien, under any Environmental Laws against any property owned, leased, operated or otherwise used by the Litho Companies.

     Section 3.16  Absence of Changes.  Since December 31, 1996, except as
                   ------------------
described on Schedule 3.16, there has not been any transaction or occurrence in
             -------------
which either Litho Company has: (a) issued or delivered any stock or other securities or granted any options or rights to purchase any securities; (b) borrowed any amount or incurred any liabilities (absolute or contingent), except in the ordinary course of business; (c) made any loans or extended any credit to any individual or entity except in the ordinary course of business; (d) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the Interim Balance Sheet or current liabilities incurred since such date in the ordinary course of business; (e) declared any dividend or made any payment or distribution to the Litho Stockholders or purchased or redeemed any shares of its capital stock or other securities; (f) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (g) sold, assigned or transferred any of its tangible assets, except for sale of inventory in the ordinary course of business, or entered into any discussions or negotiations for the sale, assignment or transfer of any such assets, or cancelled any debts or claims; (h) sold, assigned or transferred any patents, trademarks, trade names, copyrights, or other Intellectual Property; (i) suffered any material adverse change in its business or financial position; (j) made any change in its accounting policies or practices; (k) made any change in employee compensation or declared any bonuses; (l) entered into any transaction with a stockholder, director, officer or employee of either Litho Company or any member of such person's immediate family; (m) been notified of any dispute with or termination of any sales representative; (n) been notified of the termination or threatened termination of any account which represents, on average, over $50,000 in sales per year; or
(o) entered into any transaction involving the payment or receipt of over $25,000, individually or in the aggregate, other than in the ordinary course of business or as otherwise contemplated hereby.

     Section 3.17  Absence of Undisclosed Liabilities.  Neither Litho Company
                   ----------------------------------
has any Undisclosed Liabilities.

     Section 3.18  Assets.  Each Litho Company owns or leases all equipment,
                   ------
furniture, fixtures, and other personal property and assets necessary for the continued operation of the business of such Litho Company as presently conducted, where the absence of such property would materially and adversely affect either Litho Company as a whole.

     Section 3.19  Employees.   Schedule 3.19 contains a true and complete list
                   ---------    -------------
of all employees of each Litho Company, their salaries or wage rates, accrued vacation and their location of employment as of June 26, 1997 and a description of all pension, profit sharing, bonus, medical benefits, group insurance programs or similar arrangements in effect for employees of each Litho

Company. Neither Litho Company is in default with respect to any of its obligations relating to attached salaries, wages or group insurance programs in respect of employees of such Litho Company.

     Section 3.20       Employee Benefit Plans.
                        ----------------------

          (a) Except as set forth on Schedule 3.20(a), each Litho Company has
                                     ----------------
     complied, and currently is in compliance, in all material respects with the applicable provisions of ERISA and the Code with respect to each employee benefit plan (as defined under Section 3(3) of ERISA) and all other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plans, whether written or unwritten, now or previously maintained by either Litho Company (the "Plans") and a brief description of each such Plan now maintained is set forth on Schedule 3.20(a) hereto and the Litho
                                ---------------
     Stockholders have delivered to Graphic true and complete copies of all written plan documents and contracts evidencing the Plans, as they may have been amended to the date hereof, together with (i) all documents, including without limitation, Forms 5500, relating to any Plans required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years for which a filing was required; (ii) attorney's response to an auditor's request, if any, for information for each of the four most recently completed plan years; and
     (iii) financial statements and actuarial reports, if any, for each Plan for the four most recently completed plan years;

          (b) Neither Litho Company has maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA;

          (c) Neither Litho Company has incurred any material liability with respect to the Plans which has not been satisfied in full or been accrued on the Financial Statements pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any material liability with respect to such Plans. Each Plan could be terminated on the Closing Date without liability to the Litho Companies or Acquisition Corp., including, without limitation, any additional contributions, penalties, premiums, fees or other charges.

     Section 3.21  Labor Matters.  Schedule 3.21 contains a complete and
                   -------------   -------------
accurate list of all claims brought by employees against either Litho Company in the past three (3) years, including, without limitation, (i) workers compensation claims; (ii) claims brought by employees of either Litho Company before the Equal Employment Opportunity Commission; (iii) claims brought by employees under the Americans with Disabilities Act, 49 U.S.C. (S) 1201.01 et seq.; (iv) claims brought by employees under the Age Discrimination in Employment Act 29 U.S.C. (S) 621 et seq.; (v) charges brought by employees before the National Labor Relations Board under the National Labor Relations Act, 29 U.S.C. (S) 151 et seq.; (vi) charges brought against either Litho Company by the Occupational Safety and Health Administration or complaints filed against either Litho Company by employees with such administration; (vii) claims brought by employees under the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; (viii) claims brought by employees under the Fair Labor Standards Act before the Department of Labor, 29 U.S.C. (S) 201 et seq.; or (ix) claims brought by employees asserting violations of state law or state common law.

     Section 3.22  Contracts and Commitments.
                   -------------------------

          (a) Schedule 3.22 sets forth an accurate and complete list of each
              -------------
     Contract, true and complete copies of which (for all written Contracts) have been previously provided to Graphic and Acquisition Corp., which is a:

               (i) Contract for employment, or a non-competition agreement with any present employee of either Litho Company, or any such agreement with any former employee under which either Litho Company or any former employee has any continuing obligations to the other;

               (ii) Contract with any labor union or other representative of employees;

               (iii)  Contract for the lease or use of equipment;

               (iv) Contract for the purchase, sale, production or supply of goods or services (other than purchase orders in amounts not exceeding $10,000);

               (v) Distributor, sales agency or vendor Contract or any franchise or license agreement;

               (vi) Note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other Contract for borrowing or lending of money, or agreement or arrangement for a line of credit or guaranty, pledge, or undertaking of the indebtedness of any other person;

               (vii) Contract under the terms of which either Litho Company is, directly or indirectly, liable upon or with respect thereto or is obligated in any other way to provide funds with respect of, or to guaranty or assume, any debt or obligation of any other person or entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection;

               (viii) Contract for the provision of services by any individual or entity in excess of $10,000 (including, but not limited to, any Contracts with attorneys, accountants, consultants or contractors); or

               (ix) Contract upon which the business, rights or assets, or condition, financial or otherwise, of either Litho Company depends or is materially affected.

          (b) Each of the Contracts listed in Schedule 3.22 is in full force and
                                              -------------
     effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. Except as set forth on Schedule 3.22, none of the
                                                   -------------
     Contracts listed in Schedule 3.22, in the reasonable opinion of the Litho
                         -------------
     Stockholders, contain any provision with which there is a reasonable likelihood the Litho Stockholders, the Litho Companies or any other party thereto will be unable to comply. Except as reflected in such Schedule
                                                                    --------
     3.22, the continuation, validity and effectiveness of such Contracts, and
     ----
     all other material terms thereof, will in no way be affected by the transactions contemplated by this Agreement. Except as set forth on
     Schedule 3.22, none of the Contracts listed in Schedule 3.22 requires the
     -------------                                  -------------
     consent of any party to its assignment in connection with the transactions contemplated hereby.

          (c) There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, (i) the business relationship of the Litho Companies with any customer or group of customers of either Litho Company whose purchases individually or in the aggregate are material to the operations and financial condition of either Litho Company, (ii) the business relationship of the Litho Companies with any material supplier to either Litho Company, or (iii) the relationship between either Litho Company and any of its employees not occurring in the ordinary course of business.

          (d) The Litho Stockholders make no representation or warranty regarding the enforceability of any restrictive covenants in any employment contracts with the employees of either Litho Company.

     Section 3.23  Banks.  Schedule 3.23 lists all banks or other financial
                   -----   -------------
institutions with which either Litho Company has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     Section 3.24  Transactions with Affiliates.  Except as disclosed on
                   ----------------------------
Schedule 3.16, no Litho Stockholder or any officer, director or employee of
-------------
either Litho Company, or any member of their immediate families or any other of their affiliates, has had, during the past three years, a relationship or an ownership interest in any corporation or other entity that is or was during the past three years a party to any Contract, agreement, business arrangement or relationship with either Litho Company.

     Section 3.25  Corporate Names.  Neither Litho Company has, during the
                   ---------------
preceding five years, been known as or used, directly or through any predecessor, affiliate or any acquired entity, any other corporate or fictitious name, except as disclosed on Schedule 3.25 hereof.
                             -------------

     Section 3.26  Customer Relations.  To the best knowledge of the Litho
                   ------------------
Stockholders and the Litho Companies, relations with customers or suppliers are continuing in good order, and there are no known outstanding disputes with customers or suppliers.

     Section 3.27  Consents.  Except as listed on Schedule 3.27 hereto, no
                   --------                       -------------
consent, approval or authorization of any governmental authority or other persons or entities is required in connection with the execution, delivery or performance of this Agreement on the part of either Litho Company or any of the Litho Stockholders or the consummation of the transactions contemplated herein, other than corporate authority on behalf of each Litho Company.

     Section 3.28  Broker's or Finder's Fees.  Neither Litho Company nor either
                   -------------------------
Litho Stockholder nor any of the Litho Companies' directors or employees has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     Section 3.29  Securities Representations.
                   --------------------------

          (a) Each Litho Stockholder either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of obtaining the Graphic Common Stock and making an investment in Graphic. No assurances have been made as to the future income or success of Graphic. Each Litho Stockholder has had an opportunity to ask questions and receive satisfactory answers from the officers and directors of Graphic concerning Graphic and the terms and conditions of his investment in capital stock of Graphic.

          (b) No Litho Stockholder has received any representations or warranties, other than those set forth in this Agreement, from the officers, directors, affiliates, agents or representatives of Graphic in making his decision to exchange his capital stock in the Litho Company for the Merger Consideration, and each Litho Stockholder is relying solely on the information contained in this Agreement, in any prospectus delivered to him, and personal investigation.

          (c) Each Litho Stockholder is presently a bona fide resident of the State of Texas and has no present intention of becoming a resident of any other state or jurisdiction.

          (d) Each Litho Stockholder has made other investments of this type and, by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to his acquisition of the Stock Consideration he has obtained the capacity to protect his own interest in investments of this nature. In reaching the conclusion that he desires to acquire the Stock Consideration, each Litho Stockholder has carefully evaluated his financial resources and investment position and the risks associated with his investment in Graphic and acknowledges that he is familiar with and able to bear any economic risk of such investment.

          (e) Each Litho Stockholder understands and agrees that the Stock Consideration is to be issued to him without registration under any state or federal law relating to the registration of securities and will be issued to him in reliance on exemptions from registration under appropriate state and federal laws and that reliance by Graphic on such exemptions is predicated in part on the representations set forth in this Section 3.29. Each Litho Stockholder is acquiring the Stock Consideration for his own account, to hold for investment, and with no present intention of dividing his participation with others or reselling or otherwise participating, directly or indirectly, in the distribution of the Stock Consideration and shall not make any transfer, sale, or other disposition of the Stock
     Consideration: (i) other than pursuant to an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) other than pursuant to an effective registration under the Act or a transaction otherwise in compliance with the Act; and (iii) in a manner so that the disposition of such Stock Consideration does not cause the transactions contemplated by this Agreement to fail to qualify as a reorganization under Section 368 of the Code.

          (f) No Litho Stockholder has received any public solicitation or advertisement concerning an offer to sell Graphic Common Stock. Each Litho Stockholder has received and reviewed copies of Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders) for the fiscal year ended January 31, 1997, all Quarterly Reports on Form 10-Q for fiscal year ending January 31, 1998 filed with the Commission prior to the date hereof, and Graphic's Proxy Statement for the 1997 Annual Meeting of Shareholders.

     Section 3.30  Correctness of Representations.  No representation or
                   ------------------------------
warranty of the Litho Stockholders in this Agreement or in any statement, certificate or schedule furnished by the Litho Stockholders or the Litho Companies pursuant hereto, or in connection with the transactions contemplated hereby, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date. True copies of all deeds, title insurance policies, mortgages, indentures, notes, plans, Contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the schedules delivered or furnished to Acquisition Corp. pursuant to this Agreement have been delivered to or have been made available to or will be made available for inspection by Acquisition Corp. and Acquisition Corp.'s attorneys and accountants.


                                   ARTICLE 4
        REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORP. AND GRAPHIC

     Acquisition Corp. and Graphic, jointly and severally, represent and warrant to the Litho Stockholders as follows:

     Section 4.1  Organization; Power; Qualification.  Each of Acquisition Corp.
                  ----------------------------------
and Graphic is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and Georgia, respectively. Each of Acquisition Corp. and Graphic has the corporate power and authority to own or lease and operate its properties to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.

     Section 4.2  Authority.  Each of Acquisition Corp. and Graphic has the
                  ---------
corporate power and has taken all necessary corporate action to authorize Acquisition Corp. or Graphic, as the case may be, to execute, deliver and perform this Agreement and such of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Acquisition Corp. and Graphic of this Agreement and each of the Transaction Documents to which it is a party constitutes the valid and legally binding obligation of Acquisition Corp. or Graphic, respectively, enforceable in accordance with their respective terms.

     Section 4.3  Compliance with Laws and Validity of Contemplated
                  -------------------------------------------------
Transactions. The execution, delivery and performance of this Agreement by Graphic or Acquisition Corp. in accordance with its terms and the consummation of the transactions contemplated hereby does not and will not (a) violate any law applicable to Acquisition Corp. or Graphic, (b) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of Graphic or Acquisition Corp. or under any indenture, agreement or other instrument to which Graphic or Acquisition Corp. is a party or by which it or any of its properties may be bound; or (c) result in or require the creation or imposition of any lien upon or with respect to any material property now owned or hereinafter acquired by Graphic or Acquisition Corp. No authorization, approval, or consent of and no registration or filing with, any governmental or regulatory official body or authority is required in connection with the execution, delivery or performance by Graphic or Acquisition Corp. of this Agreement.

     Section 4.4  Stock Consideration.  Each share of Stock Consideration, when
                  -------------------
issued and delivered as contemplated by this Agreement and the Escrow Agreement, will be duly authorized, validly issued, fully paid and non-assessable. None of the Stock Consideration is subject to any liens or other rights, and there are no options, warrants, purchase agreements, put agreements, call agreements or other agreements to which Acquisition Corp. or Graphic is a party which relate to or affect the transfer of the Stock Consideration.

     Section 4.5  Broker's or Finders Fees.  Neither Graphic nor Acquisition
                  ------------------------
Corp. nor any director or employee of Graphic or Acquisition Corp. has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     Section 4.6  Graphic Reports.  Graphic has delivered to the Litho
                  ---------------
Stockholders copies of Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders) for the fiscal year ended January 31, 1997, all Quarterly Reports on Form 10-Q for fiscal year ending January 31, 1998 filed with the Commission prior to the date hereof, and Graphic's Proxy Statement for the 1997 Annual Meeting of Shareholders. As of their respective dates, none of the above-mentioned reports contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There has been no adverse change in the financial information provided by Graphic, nor will thereby any such material adverse change as of the Closing Date.

     Section 4.7  Corrections of Representations.  No representation or warranty
                  ------------------------------
of Graphic contained in this Agreement or in any statement, certificate or schedule furnished by Graphic pursuant hereto, or in connection with the transactions contemplated hereby, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date.


                                   ARTICLE 5
                           OBLIGATIONS AND COVENANTS

     Section 5.1  Conduct of the Litho Companies' Business Prior to Closing.
                  ---------------------------------------------------------
From the date hereof to the Closing Date, and except to the extent that Graphic or Acquisition Corp. shall otherwise consent in writing, the Litho Stockholders and the Litho Companies shall:

          (a) operate the Litho Companies' businesses as presently operated and only in the ordinary course, and use their best efforts to preserve intact their good will, reputation and present business organization and to preserve their relationships with persons having business dealings with them;

          (b) maintain all of the Litho Companies' properties in good order and condition, reasonable wear and use excepted;

          (c) take all steps reasonably necessary to maintain the Litho Companies' intangible assets, including without limitation, its patents, trademarks, trade names, copyrights, licenses and any pending applications therefor;

          (d) pay the liabilities or other obligations of the Litho Companies and collect their accounts receivable in accordance with the Litho Companies' past business practices;

          (e) comply with all laws materially applicable to the conduct of the business of the Litho Companies;

          (f) not take any action that would constitute a breach of Section 3.16 hereof;

          (g) not enter into any settlement regarding any claim, dispute or other cause of action brought against either Litho Company by any third party except for settlements of customer disputes made by such Litho Company in the ordinary course of business;

          (h) not sell, or otherwise dispose of, any assets of either Litho Company (other than in the ordinary course of business); and

          (i) submit all Contracts to which either Litho Company is to become a party and which are outside the normal course of business or which involve a capital expenditure in excess of $25,000 between the date hereof and the Closing Date for approval by Graphic and Acquisition Corp.

     Section 5.2  No Solicitation.  Until the earlier of (a) the Closing Date or
                  ---------------
(b) such date on which Graphic notifies the Litho Stockholders that it has abandoned the transaction contemplated hereby, the Litho Stockholders shall deal exclusively with Graphic with respect to any such transaction and the Litho Stockholders will not, and will direct the officers, directors, financial advisors, accountants, and counsel to the Litho Companies not to: (i) solicit the submission of proposals or offers from any person relating to any acquisition or purchase of all or a material part of the assets or stock of either Litho Company, or any merger, consolidation or similar transaction with respect to either Litho Company; (ii) participate in any discussions or negotiations regarding, or furnish any information to any other person other than Graphic and Acquisition Corp. with respect to any such possible transactions; or (iii) enter into any agreement or understand, whether oral or in writing, that would prevent the consummation of the transaction contemplated hereby. If, notwithstanding the foregoing, either Litho Stockholder should receive any such proposal from a third party or any inquiry regarding any such proposals, the Litho Stockholders shall promptly inform Graphic thereof.

     Section 5.3  Access and Information.  From the date hereof to the Closing
                  ----------------------
Date, the Litho Companies shall afford to Acquisition Corp., Graphic, and their counsel, accountants and other representatives, free and full access to all the offices, facilities, properties, equipment, inventories, books, contracts, commitments, records and other relevant information of the Litho Companies and to furnish or make available to such persons with all information (including financial and operating data) concerning its affairs as they may, in their reasonable discretion, request, including copies and extracts of pertinent records, documents and Contracts. The Litho Companies and their employees shall reasonably assist Acquisition Corp., Graphic, and their counsel, accountants and representatives, in their examination of the Litho Companies' books and records. To the extent that the Litho Companies shall have control over same, the accountants of the Litho Companies shall furnish to Acquisition Corp. and Graphic during such period copies of any and all of their statements, working papers and underlying records and data as Acquisition Corp. and Graphic, in their reasonable discretion, may request. If the Mergers fail to close for any reason, Acquisition Corp. shall promptly return all such materials and shall hold any information learned about the Litho Companies strictly confidential.

     Section 5.4  Notification of Changes.  From the date hereof to the Closing
                  -----------------------
Date, each Litho Company shall promptly notify Acquisition Corp. and Graphic in writing of any material adverse change in the financial condition of such Litho Company, the method of conducting its operations, any material damage to or loss of any property used in the business of such Litho Company, or the institution of or the threat of institution of legal proceedings against such Litho Company. From the date hereof to the Closing Date, Graphic shall promptly notify each Litho Company in writing of any material adverse change in the financial condition of Graphic, the method of conducting its operations, any material damage to or loss of any property used in its business, or the institution of or the threat of institution of legal proceedings against Graphic.

     Section 5.5  No Default.  From the date hereof to the Closing Date, no
                  ----------
party shall do any act or omit to do any act, or knowingly permit any act or omission to act, that would cause a material breach of any Contract.

     Section 5.6  Tax Returns.  All Tax Returns of the Litho Companies required
                  -----------
to be filed by the Closing Date, taking into account any extensions of the filing deadlines granted to the Litho Companies, that have not yet been filed prior to the date hereof (including those relating to periods after the Closing
Date) shall be prepared by the Litho Companies but shall not be filed without prior examination by, or on behalf of, Acquisition Corp. and Graphic, which examination will not be unreasonably withheld or delayed. The Litho Companies shall use their best efforts to obtain all extensions of time from governmental authorities necessary to effect this provision.

     Section 5.7  Allocation of Taxable Income to Short Period.  The Litho
                  --------------------------------------------
Stockholders shall cause the Litho Companies to close their permanent books and records (including work papers) as of the close of business on the date immediately preceding the Closing Date in accordance with Treasury Regulation 1.1502-76(b)(4)(1), in order to permit each Litho Company's taxable income for the tax periods ending on the date immediately preceding the Closing Date to be determined on the basis of income shown on their permanent books and records (including workpapers).

     Section 5.8  Other Pre-Closing Returns.
                  -------------------------

          (a) The Litho Stockholders shall cause each Litho Company to prepare and file all federal and state income tax returns for such Litho Company for all tax periods ending on or before the Closing Date. Such returns will be filed on the basis of the income allocations described in Section 5.7 above.

          (b) The Litho Stockholders shall cause each Litho Company to include the results of the respective operations of such Litho Company in any separate state or local income tax return for any taxable year which is due on or before the Closing Date and to file such returns on a timely basis.

          (c) The Litho Stockholders shall cause or allow all tax returns relating to the Litho Companies to be filed on the basis of treating the Mergers as tax free mergers pursuant to Section 368(a)(1)(A) and (a)(2)(D) of the Code.

     Section 5.9  Compliance with Laws.  From the date hereof to the Closing
                  --------------------
Date all parties shall comply with all applicable laws and regulations including without limitation, those as may be required for the consummation of the transactions contemplated by this Agreement.

     Section 5.10  Consent of Others.  From the date hereof to the Closing Date,
                   -----------------
to the extent that the consummation of the transactions provided for herein requires the consent or approval of a third party, whether to avoid the occurrence of an event of default under any Contract, license, lease or agreement to which either Litho Company or Acquisition Corp. or Graphic is a party or by which their respective assets are bound or otherwise, or under any governmental law or regulation, the affected party shall use its best efforts to obtain any such consent or approval prior to the Closing Date.

     Section 5.11  Release of Personal Guaranties.  From the date hereof to the
                   ------------------------------
Closing Date, Acquisition Corp. and Graphic shall each use their best efforts to cause the Litho Stockholders to be released from any personal guaranties, with respect to the liabilities of either Litho Company. If any such release cannot be obtained, Graphic shall unconditionally guaranty the performance of the Litho Companies with respect to such guaranteed liability and shall indemnify and defend the Litho Stockholders from and against any such liabilities.

     Section 5.12  Filing of Notice.  Graphic shall file an Additional Listing
                   ----------------
Application with the New York Stock Exchange pursuant to SEC Rule 10(b)-17 as soon as practicable after the determination of the number of shares of Graphic Common Stock to be issued in the Mergers.

     Section 5.13  Post-Closing Returns.
                   --------------------

          (a) Graphic shall prepare and file all federal and state income tax returns for the Surviving Corporation for all tax periods beginning on or after the Closing Date. Such returns will be filed on the basis of the income allocations described in Section 5.7 above.

          (b) Graphic shall include the results of the respective operations of the Surviving Corporation in any separate state or local income tax return for any taxable year which is due after the Closing Date and to file such returns on a timely basis. Graphic shall pay, or cause to be paid, all local income and franchise taxes (including interest and penalties relating thereto) shown as due on any such return with respect to the Surviving Corporation.

          (c) Graphic shall cause all tax returns relating to the Surviving Corporation to be filed on the basis of treating the Mergers as tax free mergers pursuant to Sections 368(a)(1)(A) and (a)(2)(D) of the Code.

     Section 5.14  General Cooperation in Tax Matters.  After the Closing Date,
                   ----------------------------------
all parties hereto shall cooperate fully with each other and shall make available to each other, as reasonably requested, and to any taxing authority, all information, records, or documents relating to liabilities or potential liabilities for taxes of, or related to, the Litho Companies, for all periods ending on or before the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof. So long as taxable periods of, or related to, the Litho Companies ending on or before the Closing Date remain open, Graphic shall promptly notify the Litho Stockholders in writing of any pending or threatened tax audits or assessments for which the Litho Stockholders have or may have sole, joint or several liability within thirty (30) days following the receipt by Graphic or any affiliate of notice of such pending or threatened audit or assessment. Graphic shall keep the Litho Stockholders reasonably informed as to all aspects of any administrative or judicial proceeding that may result in the payments by the Litho Stockholders of any tax.

                                 ARTICLE 6
                     CONDITIONS TO CONSUMMATION OF MERGERS

          Section 6.1  Conditions to Obligations of Acquisition Corp. and
                       --------------------------------------------------
Graphic.  The obligation of Acquisition Corp. and Graphic to consummate the
-------
Mergers is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of the Litho Stockholders and the Litho Companies shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing as though made on and as of the Closing; the Litho Stockholders and the Litho Companies shall, on or before the Closing, have performed all of their obligations under this Agreement which by the terms hereof are to be performed on or before the Closing, and the Litho Stockholders shall have delivered to Acquisition Corp. and Graphic a certificate dated as of the date of the Closing to the foregoing effect.

          (b) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Mergers or which would have a material adverse effect on Acquisition Corp.'s ability to conduct the business of the Litho Companies as presently conducted or which claims material damages from Acquisition Corp. or Graphic with respect to the Mergers.

          (c) Graphic shall have completed its specified procedures review with respect to the Net Book Value of the Litho Companies at December 31, 1996, and subsequent thereto, the results of which shall be satisfactory to Graphic in its sole discretion.

          (d) The Litho Stockholders shall have obtained all necessary third party consents to the transactions from the parties set forth on Schedule
                                                                      --------
     6.1(f) hereto.
     ------

          (e) Acquisition Corp. shall have received all regulatory approvals required by applicable laws.

          (f) The Litho Stockholders shall have delivered to Acquisition Corp. and Graphic a certificate of the Secretary of each Litho Company certifying as to the requisite corporate or other action authorizing the Mergers, and the status of record ownership of the Lithoprint Shares and the Lithoimage Shares respectively by the Litho Stockholders and the incumbency of their respective officers and directors.

          (g) The Litho Stockholders shall have submitted to Acquisition Corp. and Graphic resignations of all current officers and directors of each Litho Company.

          (h) Dennis Eckholm shall have entered into the Eckholm Employment Agreement (which contains certain non-compete provisions) substantially in the form of Exhibit A hereto.
                 ---------

          (i) Robert R. Vallilee shall have entered into the Vallilee Employment Agreement (which contains certain non-compete provisions) substantially in the form of Exhibit D hereto.
                 ---------

          (j) The Litho Stockholders shall have executed and delivered to Acquisition Corp. and Graphic the Escrow Agreement, substantially in the form of Exhibit B hereto.
             ---------

          (k) Acquisition Corp. and Graphic shall have received the opinion of Blazier, Rutland & Lerner, P.C., counsel to the Litho Companies and the Litho Stockholders, substantially in the form of Exhibit E hereto.
                                                      ---------

          (l) The Articles of Merger shall be prepared by Graphic for filing with the Secretary of State of Texas.

     Section 6.2  Conditions to Obligations of the Litho Stockholders and the
                  -----------------------------------------------------------
Litho Companies.  The obligation of the Litho Stockholders and the Litho
---------------
Companies to consummate the Mergers is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of Acquisition Corp. and Graphic shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing as though made on and as of the Closing; Acquisition Corp. and Graphic shall, on or before the Closing, have performed in all material respects all of their obligations under this Agreement which by the terms hereof are to be performed on or before the Closing; and each of Acquisition Corp. and Graphic shall have delivered to the Litho Stockholders a certificate of one of its officers dated as of the date of the Closing to the foregoing effect.

          (b) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Mergers or which would have a material adverse effect on the right of the Litho Stockholders to consummate the Mergers or which claims material damages from the Litho Stockholders with respect to the Mergers.

          (c) Acquisition Corp. shall have delivered to the Litho Stockholders a certificate of its Secretary certifying as to the requisite corporate and other action authorizing the Mergers and the incumbency of its officers and directors.

          (d) Graphic and Acquisition Corp. shall have executed and delivered to the Litho Stockholders the Escrow Agreement, substantially in the form of Exhibit B hereto.
     ---------

          (e) If any personal guaranty of either Litho Stockholder with respect to liabilities of either Litho Company has not been released prior to Closing, Graphic and Acquisition Corp. shall have executed and delivered to the Litho Stockholders the Guaranty, substantially in the form of Exhibit C
                                                                       ---------
     hereto.

          (f) The Litho Stockholders shall have received the opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to Graphic and Acquisition Corp., substantially in the form of Exhibit F hereto.
                                  ---------

          (g) The Articles of Merger shall be prepared for filing with the Secretary of State of Texas.

          (h) The Surviving Corporation shall have executed and delivered the Eckholm Employment Agreement substantially in the form of Exhibit A hereto.
                                                               ---------

          (i) The Surviving Corporation shall have executed and delivered the Vallilee Employment Agreement substantially in the form of Exhibit D
                                                                ---------
     hereto.


                                   ARTICLE 7
                      REGISTRATION OF STOCK CONSIDERATION

     Section 7.1  Registration of Stock Consideration.  Graphic shall use its
                  -----------------------------------
best efforts to prepare and file with the Commission a Registration Statement on Form S-3 as soon as practicable after the Closing, but in no event later than fifteen (15) business days following the Closing, which shall cause the Stock Consideration to be registered for resale by the Litho Stockholders, and Graphic shall use reasonable best efforts to have such registration become effective and not abandon the filing. The Litho Stockholders shall receive a copy of the Registration Statement prior to filing for review, and the Litho Stockholders shall represent and warrant that the information contained in the Registration Statement concerning each of them and the intended method of distribution of the securities covered by the Registration Statement is true, complete, and correct.

     Section 7.2  Furnishing Information.  The Litho Stockholders shall furnish
                  ----------------------
to Graphic such information regarding the Litho Stockholders or the Stock Consideration, and the intended method of disposition of such securities, as shall be reasonably requested by Graphic in order to effect the registration of such Stock Consideration.

     Section 7.3  Prospectus Requirements.  Each Litho Stockholder hereby
                  -----------------------
covenants with Graphic that he will promptly advise Graphic of any changes in the information concerning such Litho Stockholder contained in the Registration Statement and that neither Litho Stockholder will make any sale of the Stock Consideration pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Act. Each Litho Stockholder acknowledges that occasionally there may be times when Graphic must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Graphic and declared effective by the Commission, the relevant prospectus has been supplemented by Graphic or until such time as Graphic has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended, an act which Graphic agrees to diligently pursue. During any such period in which sales are suspended and upon reasonable prior notice of such suspension from Graphic, each Litho Stockholder agrees not to sell any shares of the Stock Consideration pursuant to any such prospectus; provided however that

Graphic shall use its reasonable best efforts to file any required amendment, supplement, or report with the Commission within 30 days of such suspension and to diligently pursue approval. Each Litho Stockholder covenants that they will not sell any shares pursuant to any prospectus during the period commencing at the time at which Graphic gives each Litho Stockholder notice of the suspension of the use of a given prospectus and ending at the time Graphic gives notice that each Litho Stockholder may thereafter effect sales pursuant to a given prospectus.

     Section 7.4  Registration Rights, Etc.
                  -------------------------

          (a) Graphic agrees to (i) use its best efforts to keep the Registration Statement continuously effective (including by filing amendments and supplements thereto) in order to permit the disposition of the Stock Consideration until the third anniversary of the Closing Date or the sale by the Litho Stockholders of all of the Stock Consideration, whichever is earlier (collectively, the "Effective Period"), and (ii) prepare and file with the Commission, as soon as reasonably practicable, such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective continuously during the Effective Period.

          (b) Graphic agrees to cause the Registration Statement and the related prospectus, and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement during the Effective Period, (i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations promulgated by the Commission thereunder, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than information confirmed by Litho Stockholders pursuant to Section 7.2 or statements or omissions made in reliance upon and in conformity with information furnished to Graphic in writing by or on behalf of any Litho Stockholder expressly for use in the Registration Statement and the related prospectus, or any amendment or supplement thereto.

          (c) In connection with the Registration Statement, Graphic agrees, as soon as reasonably practicable, to:

                    (i) furnish to each Litho Stockholder such number of copies of the Registration Statement, each amendment and supplement thereto, and prospectus included in the Registration Statement and such other related documents as each Litho Stockholder may reasonably request;

                    (ii) notify each Litho Stockholder promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus forming a part thereof;

                    (iii) advise each Litho Stockholder after Graphic receives notice or otherwise obtains knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or amendment or supplement thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                    (iv) use its best efforts to register or qualify the Stock
               Consideration under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as any of the Litho Stockholders shall reasonably request (provided that Graphic shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable any of the Litho Stockholders to consummate the disposition of the Stock Consideration in any of the aforementioned jurisdictions; and

                    (v) notify the Litho Stockholders, at any time when a
               prospectus relating to the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to the Registration Statement so that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 7.5  Indemnification.
                  ---------------

          (a) Graphic agrees to indemnify, defend and hold harmless the Litho Stockholders from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to the Litho Stockholders), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, and will reimburse the Litho Stockholders and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim, except insofar as the same may have been caused by any untrue statement or omission contained in the information confirmed by any of the Litho Stockholders pursuant to Section 7.2 or based upon information furnished to Graphic in writing by or on behalf of any of the Litho Stockholders expressly for use therein.

          (b) Each Litho Stockholder agrees to indemnify, defend and hold harmless Graphic and its officers, directors, affiliates, agents, employees and controlling persons (within the meaning of Section 15 of the Act) from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Graphic), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon any untrue statement of fact made by such Litho Stockholder and/or the failure of such Litho Stockholder to make a statement of fact which would correct any untrue statement by such Litho Stockholder, and will reimburse Graphic and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim.

     Section 7.6  Fees and Expenses of Registration.  Graphic will pay all
                  ---------------------------------
expenses and fees incident to the performance of its obligations in Sections 7.1, 7.3 and 7.4 other than selling commissions and fees and expenses of counsel or other advisors to any of the Litho Stockholders.


                                   ARTICLE 8
                                INDEMNIFICATION

     Section 8.1  Indemnification of Acquisition Corp. and Graphic by the Litho
                  -------------------------------------------------------------
Stockholders.
------------

          (a) On the terms set forth in this Agreement, the Litho Stockholders shall severally but not jointly, from and after the Closing Date, indemnify, defend, and hold Acquisition Corp., the Surviving Corporation and Graphic and their respective subsidiaries and affiliates harmless from, against and in respect of any and all Damages incurred by any of them arising from or in connection with (i) any breach of any representation, warranty or covenant made by the Litho Stockholders in this Agreement, or
     (ii) the operation of either Litho Company prior to the Closing; provided, however, that the liability of each of the Litho Stockholders to indemnify Graphic or Acquisition Corp. for any Damages incurred by them arising from or in connection with any breach of any representation, warranty or covenant made by a Litho Stockholder in this Agreement shall be limited to the total amount of Merger Consideration paid to such Litho Stockholder. Notwithstanding the foregoing, it is agreed and understood that Mr. Vallilee shall have no indemnity obligation with regard to any representations, warranties or covenants made with regard to Lithoprint or to the operation of Lithoprint.

          (b) Graphic, Acquisition Corp. and the Surviving Corp., jointly and severally, shall indemnify, defend and hold the Litho Stockholders harmless from and against and in respect to any and all Damages incurred by them arising from or in connection with (i) any breach of any warranty, representation or covenant made by Graphic, Acquisition Corp. or the Surviving Corp. in this Agreement, or (ii) the operation of the Surviving Corp. after the Closing.

          (c) The Litho Stockholders' representations, warranties and covenants set forth in this Agreement shall survive for a three (3) year period following the Closing Date except with respect to the representations, warranties and covenants set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.15 and 3.20, which shall survive for a period of ten (10) years following the Closing Date. The representations, warranties of Graphic and Acquisition Corp. contained in this Agreement shall survive for a ten (10) year period following the Closing Date.

          (d) Notwithstanding anything to the contrary contained in this Section 8.1, no Damages shall be recoverable hereunder by any party unless and until the aggregate amount of all Damages exceed $25,000, and the full amount of Damages (subject to the limit in Section 8.1(a) hereof) shall be recoverable once this threshold is met without regard to such threshold; provided, however that this threshold shall not apply to (i) any adjustment in the Merger Consideration pursuant to Article 2 hereof; (ii) any indemnification sought under Section 8.1(a)(ii) hereof, in the event such indemnification could not be sought under Section 8.1(a)(i) hereof; (iii) any indemnification sought under Section 8.1(b)(ii) hereof, in the event such indemnification could not be sought under Section 8.1(b)(i) hereof.

     Section 8.2  Method of Asserting Claims.
                  --------------------------

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from an Indemnified Party by a third party (a "Third Party Claim") or an Indemnified Party seeks indemnification from an Indemnifying Party in connection with any other type of claim for which indemnity may be sought hereunder (referred to herein as a "Non Third Party Claim"), the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party in writing of such Third Party Claim or Non Third Party Claim, specifying the nature of such Third Party Claim or Non Third Party Claim arising hereunder and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim or Non Third Party Claim) (the "Claim Notice"). The Indemnifying Party shall have twenty calendar days
     -------------
     (or such earlier period of time as may be required for the filing of responsive pleadings to any legal action instituted with respect to the Third Party Claim or Non Third Party Claim or required due to contractual deadlines imposed upon the Indemnified Party by the contract in dispute but in any event, not less than 10 days) from the receipt of the Claim Notice (the "Response Notice Period") to notify the Indemnified Party, (A) whether
           ----------------------
     or not it disputes its liability to the Indemnified Party hereunder with respect to such Third Party Claim or Non Third Party Claim and (B) notwithstanding any such dispute, whether or not it will defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim. No failure by an Indemnified Party to notify the Indemnifying Party of the existence or assertion of a claim for which indemnification may be sought shall constitute a defense to or waiver of such claim for indemnification except to the extent the Indemnifying Party may be able to prove that it has been materially prejudiced by such failure or delay.

          (b) If the Indemnifying Party disputes its liability with respect to such Third Party Claim or Non Third Party Claim or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim as provided in paragraphs (c) and (d) below), such dispute shall be resolved in accordance with Section 8.4 hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any Third Party Claim, such Third Party Claim shall not be settled without the prior written consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (c) In the event that the Indemnifying Party notifies the Indemnified Party within the Response Notice Period that it will defend the Indemnified Party against a Third Party Claim, then the Indemnifying Party shall assume the defense thereof with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in all reasonable respects in such defense, including without limitation in making any appropriate counterclaim against the person asserting the Third Party Claim or any appropriate cross-complaint against any person (unless such counterclaim or cross-complaint would be against any other entity with which the Indemnified Party has ongoing business relations and would have a significant likelihood in the good faith judgment of the Indemnified Party of damaging such business relationships); provided, however, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Third Party Claim. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such Third Party Claim or the litigation or resolution of any such Third Party Claim involves an issue or matter which could reasonably be expected to have a material adverse effect on the Indemnified Party, then the Indemnified Party shall have the right to control the defense or settlement of any such Third Party Claim at its cost and expense, and such legal fees and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such Third Party Claim at its sole cost and expense.

          (d) If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice within the Response Notice Period as provided above or otherwise, then the Indemnified Party shall, at the expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), have the right to defend, settle or compromise any such Third Party Claim with counsel of its own choosing. In the event the Indemnified Party proposes to settle a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party written notice of the proposed settlement of the Third Party Claim, which the Indemnifying Party may reject in its reasonable judgment within thirty days of receipt of such notice. In the event the Indemnified Party settles such Third Party Claim over the objection of Indemnifying Party, dispute over such settlement shall be resolved as provided in Section 8.4 hereof.

          (e) In the event an Indemnified Party has a claim for indemnification against the Indemnifying Party hereunder with respect to a Non Third Party Claim, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 8.4 hereof; if the Indemnifying Party accepts or agrees with such claim or does not notify the Indemnified Party within the Response Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

     Section 8.3  Payment.  The Indemnifying Party shall pay the Indemnified
                  -------
Party, within ten days after the final determination of liability under this
Article 8, the amount of any indemnification to which the Indemnified Party is entitled. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such claim.

     Section 8.4  Arbitration.  All disputes under this Article 8 or Section
                  -----------                                        -------
2.7, shall be settled by arbitration in Dallas, Texas, before a panel of three arbitrators pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto by giving
----
written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 8.4. Each party shall choose one arbitrator and the third shall be chosen by the other two, provided that if a party does not promptly choose an arbitrator, or if the first two shall fail to agree on a third, within 20 days after the date of the notice referred to in the preceding sentence, the selection of the remaining arbitrator(s) shall be made pursuant to the rules of the AAA from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared.


                                   ARTICLE 9
                            COVENANT NOT TO COMPETE

     Section 9.1  Agreement Not to Compete.  Unless otherwise consented to in
                  ------------------------
writing by the Surviving Corporation or Graphic, each Litho Stockholder agrees that during the Restricted Period he will not, within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, (1) engage in any Competing Business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest in, any Competing Business except for the ownership of less than five percent (5%) of a publicly traded company; or (2) solicit or attempt to solicit printing or prepress business from any person, firm or corporation who was a customer of either Litho Company during the one-year period immediately preceding the Closing Date (as shown on the books and records of the Litho Companies); provided, however, that the Litho Stockholder's interest in TLC Digital Imaging, Inc. shall not be deemed to be a violation of this covenant.

     Section 9.2  Agreement Not to Solicit Employees.  Each Litho Stockholder
                  ----------------------------------
agrees that during the Restricted Period, he will not, without the prior written consent of the Surviving Corporation, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of the Surviving Corporation or Graphic, any person employed by either Litho Company on the date of the Closing.

     Section 9.3  Confidentiality.  After the Closing, the Litho Stockholders
                  ---------------
(i) will hold the Proprietary Information in confidence, and (ii) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information. In the event that any of the Litho Stockholders determine that they are required by law to disclose any Proprietary Information, such Litho Stockholder will not make such disclosure unless (and then only to the extent that) such Litho Stockholder has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Surviving Corporation (if reasonably practical) that such disclosure has been requested and is required by law.

     Section 9.4  Remedies.  The parties hereto specifically acknowledge and
                  --------
agree that the remedy at law for breach of this Article 9 would be inadequate and that any party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.


                                   ARTICLE 10
                        TERMINATION; AMENDMENTS; WAIVER

     Section 10.1  Termination.  This Agreement may be terminated, and the
                   -----------
transaction contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) by the written consent of Graphic and the Litho Stockholders;

          (b) by Graphic or the Litho Stockholders if, without a material breach of the terminating party, the Closing shall not have occurred on or before August 1, 1997, which date may be extended by mutual consent of the parties;

          (c) by Graphic if there has been a material misrepresentation, material breach of warranty, or material breach of covenant or agreement by the Litho Stockholders or the Litho Companies in their representations, warranties, covenants or agreements set forth herein; or

          (d) by the Litho Stockholders if there has been a material misrepresentation, material breach of warranty or material breach of covenant or agreement by Acquisition Corp. or Graphic in its representations, warranties, covenants or agreements set forth herein.

     Section 10.2  Effect of Termination.  In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement shall forthwith become void and have no effect, other than the provisions of
Section 11.7 which shall survive. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.


                                  ARTICLE 11
                                 MISCELLANEOUS

     Section 11.1  Entire Agreement; Assignment.  This Agreement, together
                   ----------------------------
with any confidentiality agreements between the parties hereto, (a) constitutes, with the schedules and the exhibits hereto, the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof and (b) shall not be assigned by operation of law or otherwise, provided that Acquisition Corp. may assign its respective rights and obligations to any direct subsidiary of Graphic, but no such assignment shall relieve Acquisition Corp. of its obligations hereunder.

     Section 11.2  Validity.  The invalidity or unenforceability of any
                   --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     Section 11.3  Notices.  All notices, requests, claims, demands and
                   -------
other communications hereunder shall be in writing and shall be deemed to have been duly given, effective and received when delivered in person or by electronic facsimile transmission, cable, telegram, telex, or a courier, or five
(5) days following the date such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

     If to Acquisition Corp., to it at:

     Litho Acquisition Litho Company
     c/o Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, Georgia 30324
     Attention:  Mark C. Pope III
                 President
     with a copy to:

     Powell, Goldstein, Frazer & Murphy LLP
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia 30303
     Telecopy:  404/572-6999
     Attention:  Thomas R. McNeill, Esq.

     If to Graphic, to:

     Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, Georgia 30324
     Telecopy:  (404) 874-7589
     Attention:  Mark C. Pope III
                 President

     with a copy to:

     Powell, Goldstein, Frazer & Murphy LLP
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia 30303
     Telecopy:  (404) 572-6999
     Attention:  Thomas R. McNeill, Esq.

     If to the Litho Stockholders, to each of them at the address listed on the signature pages hereof.


     If to the Litho Companies, to them at:

     The Lithoprint Company
     1825 S. IH 35
     Austin, Texas  78741
     Attn:  Dennis Eckholm

     Lithoimage, Inc.
     1825 S. IH 35
     Austin, Texas  78741
     Attn:  Robert Vallilee
     with a copy to:

     Blazier, Rutland & Lerner, P.C.
     221 West 6th Street
     Suite 1500
     Austin, Texas  78701
     Attn:  Kenneth D. Lerner

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon actual receipt thereof).

     Section 11.4  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 11.5  Descriptive Headings.  The descriptive headings herein are
                   --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.6  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 11.7  Expenses.  All costs and expenses of Graphic or Acquisition
                   --------
Corp. incurred in connection with the Mergers shall be paid by Graphic. All costs and expenses of the Litho Stockholders or the Litho Companies incurred in connection with the Mergers shall be paid by the Litho Stockholders.

     Section 11.8  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.


                             GRAPHIC INDUSTRIES, INC.


                              By:   /s/ Mark C. Pope III
                                    --------------------
                              Name: MARK C. POPE III
                                    ----------------
                              Title:  Chairman and CEO
                                      ----------------


                              LITHO ACQUISITION COMPANY

                              By:   /s/ Mark C. Pope III
                                    --------------------
                              Name: MARK C. POPE III
                                    ----------------
                              Title:  President
                                      ---------


                              THE LITHOPRINT COMPANY

                              By:   /s/ Dennis Eckholm
                                    ------------------
                              Name: DENNIS ECKHOLM
                                    --------------
                              Title:  President
                                      ---------


                              LITHOIMAGE, INC.

                              By:   /s/ Robert R. Vallilee
                                    ----------------------
                              Name: ROBERT R. VALLILEE
                                    ------------------
                              Title:  President
                                      ---------


                              /s/ Dennis Eckholm
                              ------------------
                              Dennis Eckholm
                              2605 Rollingwood
                              Austin, Texas  78746
                              Social Security No.:  ###-##-####
                                                    -----------


                              /s/ Robert R. Vallilee
                              ----------------------
                              Robert R. Vallilee
                              11260 Pinehurst Drive
                              Austin, Texas  78742
                              Social Security No.:  ###-##-####
                                                    -----------